Exhibit 99.1

CBAK Energy Reports Third Quarter and First Nine Months of 2025 Unaudited Financial Results

DALIAN, China, November 10, 2025 (GLOBE NEWSWIRE) -- CBAK Energy Technology, Inc. (NASDAQ: CBAT) (“CBAK Energy,” or the “Company”) a leading lithium-ion battery manufacturer and electric energy solution provider in China, today reported its unaudited financial results for the third quarter and first nine months of 2025 ended September 30, 2025.

Third Quarter of 2025 Financial Highlights

●	Net revenues[1] reached $60.92 million, indicating a 36.5% year-over-year increase from $44.63 million in the prior-year period. The growth was primarily driven by the strong performance of our battery raw materials segment, benefiting from the recent recovery in the industry and price increase of battery raw materials.

●	Net revenues from battery raw materials segment, Hitrans, were $27.22 million, representing an increase of 143.7% compared to $11.17 million in the same period of 2024.

●	Net income attributable to CBAK Energy Technology Inc. was $2.65 million, a 150.2-fold increase from $17,647 in the same period in 2024. This sharp improvement was mainly due to higher profitability in our battery business and a narrowed net loss in the battery raw materials segment.

●	Net income from the battery business was $4.53 million, up 122.7% from $2.04 million in the same period of 2024. This growth was driven by strong demand for our Model 32140, which remains supply-constrained under our current capacity.

●	Net loss from the battery raw materials segment narrowed to $2.10 million, an 18.8% improvement from $2.60 million in the same period of 2024, driven by rising battery raw material prices.

Third Quarter of 2025 Financial Results

Net revenues1 were $60.92 million, representing a 36.5% increase compared to $44.63 million in the same period of 2024. This growth was primarily driven by the strong recovery of our raw materials business, Hitrans, supported by the overall rebound in the battery raw materials industry and a gradual increase in raw material prices.

Among these revenues, detailed revenues by segments and applications are:

Battery Business	2024 Third Quarter	2025 Third Quarter	% Change YoY
Net Revenues ($)	33,461,793	33,708,106	0.7
Gross Profits ($)	7,665,009	4,415,285	-42.4
Gross Margin	22.9%	13.1%	-
Net Income ($)	2,035,338	4,531,883	122.7
Net Revenues from Battery Business on Applications ($)
Electric Vehicles	333,216	57,283	-82.93
Light Electric Vehicles	4,913,644	18,172,629	269.9
Residential Energy Supply & Uninterruptable supplies	28,214,934	15,478,194	-45.14
Total	44,628,241	60,923,560	36.52

Hitrans	2024 Third Quarter	2025 Third Quarter	% Change YoY
Net Revenues ($)	11,166,448	27,215,454	143.7
Gross (Loss) Profits ($)	(710,452)	460,438	164.8
Gross Margin	(6.4)%	1.7%	-
Net Loss ($)	(2,603,969)	(2,114,683)	-18.8

[1]	Net revenues consist of the Company’s self-operated battery business and Hitrans, which was acquired in 2021, an independently managed raw materials business.

As discussed in previous quarters, our battery business is currently undergoing a product portfolio upgrade, while major customers are testing and validating our new products. This transition has temporarily affected the sales of our existing legacy products, resulting in a 42.4% decrease in gross profit and only a modest increase in net revenues from the battery segment. With the commencement of production of our upgraded new products announced in October, we expect the sales performance of our battery business to rebound in the coming periods.

Cost of revenues was $56.05 million, representing an increase of 48.8% from $37.67 million in the same period of 2024.

Gross profit was $4.9 million, representing a decrease of 29.9% from $6.95 million in the same period of 2024. Gross margin was 8%, compared to 15.6% in the same period of 2024. The decrease was primarily due to a decline in orders for our legacy product, Model 26650, as we transition to the larger and upgraded Model 40135. The lower production volume of Model 26650 led to higher unit production costs, which in turn impacted overall profitability.

Operating loss amounted to $4.03 million, compared to an operating loss of $0.83  million in the same period of 2024.

Net income attributable to shareholders of CBAK Energy was $2.65 million, compared to net income attributable to shareholders of CBAK Energy of $0.018 million in the same period of 2024, representing a 150.2-fold increase.

Basic and diluted income per share were both $0.03, compared to nil in the same period of 2024.

First nine months of 2025 Financial Results

Net revenues1 were $136.39 million, representing a decrease of 9.8% compared to $151.24 million in the same period of 2024. As discussed above, this decline was primarily due to the weaker performance of our battery business, reflecting the ongoing transition of major customers from legacy products to newly upgraded offerings.

Among these revenues, detailed revenues by segments and applications are:

Battery Business	2024 First nine month	2025 First nine month	% Change YoY
Net Revenues ($)	113,897,786	75,161,581	-34.0
Gross Profits ($)	39,040,824	12,547,020	-67.9
Gross Margin	34.3%	16.7%	-
Net Income ($)	21,610,408	2,797,410	-87.1
Net Revenues from Battery Business on Applications ($)
Electric Vehicles	1,012,655	736,929	-27.3
Light Electric Vehicles	8,249,437	23,444,127	184.2
Residential Energy Supply & Uninterruptable supplies	104,635,694	50,980,525	-51.8
Total	151,243,718	136,386,794	-9.82

Hitrans	2024 First nine month	2025 First nine month	% Change YoY
Net Revenues ($)	37,345,932	61,225,213	63.9
Gross (Loss) Profits ($)	(577,194)	1,592,846	376.0
Gross Margin	(1.5)%	2.6%	-
Net Income ($)	(5,161,805)	(4,929,995)	4.5

[1]	Net revenues consist of the Company’s self-operated battery business and Hitrans, which was acquired in 2021, an independently managed raw materials business.

Cost of revenues was $122.25 million, representing an increase of 9.5% from $112.78 million in the same period of 2024.

Gross profit was $14.14 million, representing a decrease of 63.2%  from $38.46 million in the same period of 2024. Gross margin was 10.4%, compared to 25.4% in the same period of 2024.

Operating loss amounted to $10.43 million, compared to an operating income of $15.38 million in the same period of 2024.

Net loss attributable to shareholders of CBAK Energy was $2.00 million, compared to net income attributable to shareholders of CBAK Energy of $16.30 million in the same period of 2024.

Basic and diluted loss per share were both $0.02, compared to basic and diluted income per share of $0.18 in 2024.

Zhiguang Hu, Chief Executive Officer of the Company, commented, “We are pleased to have achieved a solid recovery in the third quarter. With the overall rebound in the raw materials industry, our raw materials segment successfully seized market opportunities to deliver strong growth. We believe that raw material prices have only just begun to rebound and will continue to foster a favorable industry environment for Hitrans.

Meanwhile, we are excited to announce the successful upgrade from the Model 26650 to the Model 40135 at our Dalian facility, and we have already begun receiving substantial new orders. With the expected commencement of production at our new Nanjing production lines in mid-November, we are confident that significant growth lies ahead in the coming periods.”

Jiewei Li, Chief Financial Officer and Secretary of the Board, added, “In Dalian, our newly launched Model 40135 production line is expected to contribute an additional 2.3 GWh of annual capacity, while the soon-to-commence Nanjing production lines will add a further 2 GWh for our Model 32140. The Model 40135 has been well received in the market with strong and growing demand, and the Model 32140 continues to experience supply constraints amid robust order momentum. We are confident that the expansion of our production capacity will enhance our ability to capture market opportunities, strengthen our competitive position, and drive sustainable, high-quality growth in the year ahead.”

Conference Call

CBAK Energy’s management will host an earnings conference call at 7:00 AM U.S. Eastern Time on Monday, November 10, 2025 (8:00 PM Beijing/Hong Kong Time on November 10, 2025).

For participants who wish to join our call online, please visit:

https://edge.media-server.com/mmc/p/2sk7xqft

Participants who plan to ask questions during the call will need to register at least 15 minutes prior to the scheduled call start time using the link provided below. Upon registration, participants will receive the conference call access information, including dial-in numbers, a unique pin, and an email with detailed instructions.

Participant Online Registration:

https://register-conf.media-server.com/register/BIcee8c4a14bea404095e6cf7eb44d007e

Once completing the registration, please dial-in at least 10 minutes before the scheduled start time of the conference call and enter the personal pin as instructed to connect to the call.

A replay of the conference call may be accessed within seven days after the conclusion of the live call at the following website: https://edge.media-server.com/mmc/p/2sk7xqft

The earnings release and the link for the replay are available at ir.cbak.com.cn

About CBAK Energy

CBAK Energy Technology, Inc. (NASDAQ: CBAT) is a leading high-tech enterprise in China engaged in the development, manufacturing, and sales of new energy high power lithium and sodium batteries, as well as the production of raw materials for use in manufacturing high power lithium batteries. The applications of the Company’s products and solutions include electric vehicles, light electric vehicles, energy storage and other high-power applications. In January 2006, CBAK Energy became the first lithium battery manufacturer in China listed on the Nasdaq Stock Market. CBAK Energy has multiple operating subsidiaries in Dalian, Nanjing, Shaoxing and Shangqiu, as well as a large-scale R&D and production base in Dalian.

For more information, please visit ir.cbak.com.cn

Safe Harbor Statement

This press release contains “forward-looking statements” that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Our actual results may differ materially or perhaps significantly from those discussed herein, or implied by, these forward-looking statements.

Any forward-looking statements contained in this press release are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: significant legal and operational risks associated with having substantially all of our business operations in China, that the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless, the effects of the global Covid-19 pandemic or other health epidemics, changes in domestic and foreign laws, regulations and taxes, the volatility of the securities markets; and other risks including, but not limited to, the ability of the Company to meet its contractual obligations, the uncertain markets for the Company’s products and business, macroeconomic, technological, regulatory, or other factors affecting the profitability of our products and solutions that we discussed or referred to in the Company’s disclosure documents filed with the U.S. Securities and Exchange Commission (the “SEC”) available on the SEC’s website at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K as well as in our other reports filed or furnished from time to time with the SEC. You should read these factors and the other cautionary statements made in this press release. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. The forward-looking statements included in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law.

For further inquiries, please contact:

In China:

CBAK Energy Technology, Inc.
Investor Relations Department
Email: ir@cbak.com.cn

CBAK Energy Technology, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

As of December 31, 2024 and September 30, 2025

(Unaudited)

(In US$ except for number of shares)

	December 31, 2024	September 30, 2025
Assets
Current assets
Cash and cash equivalents	$6,724,360	$10,476,254
Pledged deposits	54,061,642	52,872,417
Term deposits	4,237,090	-
Trade and bills receivable, net	32,938,918	47,798,445
Inventories	22,851,027	34,487,742
Prepayments and other receivables	20,004,966	11,289,446
Receivables from former subsidiary	12,399	1,994
Income tax recoverable	566,458	767,112
Total current assets	141,396,860	157,693,410

Property, plant and equipment, net	85,486,829	82,838,830
Construction in progress	42,526,859	89,458,297
Long-term investments, net	2,246,494	2,337,150
Prepaid land use rights	11,075,973	12,214,974
Intangible assets, net	382,962	74,902
Deposit paid for acquisition of long-term investments	15,864,318	16,262,446
Operating lease right-of-use assets, net	3,237,849	2,983,055
Total assets	$302,218,144	$363,863,064

Liabilities
Current liabilities
Trade and bills payable	84,724,386	118,436,255
Short-term bank borrowings	26,087,350	29,569,757
Other short-term loans	335,715	336,612
Accrued expenses and other payables	58,285,635	77,306,488
Payable to a former subsidiary, net	419,849	412,155
Deferred government grants, current	556,214	570,172
Product warranty provisions	23,426	23,453
Operating lease liability, current	1,268,405	1,347,803
Total current liabilities	171,700,980	228,002,695

Long-term bank borrowings	-	4,760,768
Deferred government grants, non-current	7,580,255	10,189,350
Product warranty provisions	420,688	473,224
Operating lease liability, non-current	2,449,056	1,980,733
Total liabilities	182,150,979	245,406,770

Commitments and contingencies

Shareholders’ equity
Common stock $0.001 par value; 500,000,000 authorized; 90,083,396 issued and 89,939,190 outstanding as of December 31, 2024; and 88,645,836 issued and outstanding as of September 30, 2025	90,083	88,646
Donated shares	14,101,689	7,955,358
Additional paid-in capital	247,842,445	248,487,184
Statutory reserves	1,230,511	3,042,602
Accumulated deficit	(122,605,730)	(126,419,516)
Accumulated other comprehensive loss	(14,919,345)	(11,745,017)
	125,739,653	121,409,257

Less: Treasury shares	(4,066,610)	-

Total shareholders’ equity	121,673,043	121,409,257
Non-controlling interests	(1,605,878)	(2,952,963)
Total equity	120,067,165	118,456,294

Total liabilities and shareholder’s equity	$302,218,144	$363,863,064

CBAK Energy Technology, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

For the three and nine months ended September 30, 2024 and 2025

(Unaudited)

(In US$ except for number of shares)

	Three months ended September 30,		Nine months ended September 30,
	2024	2025	2024	2025
Net revenues	$44,628,241	$60,923,560	$151,243,718	$136,386,794
Cost of revenues	(37,673,684)	(55,561,184)	(112,780,088)	(122,246,928)
Gross profit	6,954,557	5,362,376	38,463,630	14,139,866
Operating expenses:
Research and development expenses	(3,434,351)	(3,861,633)	(9,205,378)	(10,499,072)
Sales and marketing expenses	(1,022,549)	(1,332,724)	(4,114,954)	(3,179,551)
General and administrative expenses	(2,779,519)	(3,872,549)	(10,002,040)	(11,027,545)
Allowance for expected credit losses, net	(546,011)	157,510	241,332	140,034
Total operating expenses	(7,782,430)	(8,909,396)	(23,081,040)	(24,566,134)
Operating (loss) income	(827,873)	(3,547,020)	15,382,590	(10,426,268)
Finance (loss) income, net	(40,350)	(219,768)	658,034	(337,951)
Other income, net	521,916	5,665,336	1,031,329	7,217,732
Share of (loss) income of equity investee	(38)	147	(18,774)	33,802
Gain on disposal of equity investee	93	-	45,741	-
(Loss) income before income tax	(346,252)	1,898,695	17,098,920	(3,512,685)
Income tax (expenses) credit	(339,287)	183,853	(2,188,800)	183,853
Net (loss) income	(685,539)	2,082,548	14,910,120	(3,328,832)
Less: Net loss attributable to non-controlling interest	703,186	567,955	1,389,439	1,327,137
Net income (loss) attributable to CBAK Energy Technology, Inc.	$17,647	$2,650,503	$16,299,559	$(2,001,695)

Net (loss) income	(685,539)	2,082,548	14,910,120	(3,328,832)
Other comprehensive loss
– Foreign currency translation adjustment	4,483,655	778,795	1,747,838	3,154,380
Comprehensive income (loss)	3,798,116	2,861,343	16,657,958	(174,452)
Less: Comprehensive loss attributable to non-controlling interest	719,587	586,191	1,416,981	1,347,085
Comprehensive income attributable to CBAK Energy Technology, Inc.	$4,517,703	$3,447,534	$18,074,939	$1,172,633

Income (loss) per share
– Basic	$0.00	$0.03	$0.18	$(0.02)
– Diluted	$0.00	$0.03	$0.18	$(0.02)

Weighted average number of shares of common stock:
– Basic	89,931,617	89,644,226	89,929,477	89,450,015
– Diluted	90,229,849	89,661,699	90,267,431	89,450,015